Exhibit 99.1

Max Sound® Announces Recurring Revenue Deal and Partnership Program for Record Labels and Recording Artists That Choose Max Sound HD Audio™

SANTA MONICA, Calif., July 6, 2011 – Max Sound Corporation (OTC Bulletin Board: MAXD), the provider of breakthrough high definition audio solutions, announced today a new recurring revenue partnership program with record labels that choose to utilize HD Audio™ for their album releases.

Kicking off this new partnership program, Max Sound has agreed to terms with Flying Pig Productions, a popular record label based in Southern California that has signed numerous artists including America's next country-rock sweetheart Cherish Lee, Tim Foust, Markus Jay, Henry O'Neill, David Paul, and the singing sensation Mona Lisa who is currently #1 on the July 8th 2011 NMW’s Top 40 Chart beating out Maroon 5 at #2, Lady Gaga at #3 and Black Eyed Peas at #4. In addition, Flying Pig has on staff Randy Sharp who is a multi-Grammy winning Songwriter with several #1 country hits for Linda Ronstadt, The Dixie Chicks and Emmy Lou Harris.

Under the Agreement, Max Sound has begun work on its first project for Flying Pig by providing HD Audio™ services for country artist Tim Foust on his latest album release to dramatically enhance the quality of the original master recording. This is the first artist on the list of many that Max Sound will work with under the partnership with Flying Pig. Max Sound will receive its established industry rates for adding its HD process to each artists album and then receive a recurring royalty on all future sales.

“Traditionally, record labels pay an hourly rate for engineers to come in and help improve the quality of audio in the studio,” says John Blaisure, CEO of Max Sound Corporation.  “We are changing the game by significantly enhancing the quality of the audio files through our HD process in a way that was not possible until now.  Customers win by experiencing true high definition audio, record labels and recording artists win with more sales and an accurate recreation of their music, and Max Sound wins through our recurring revenue model where we get a lifetime percentage of sales on the albums that we convert to HD Audio™.  Max Sound will for the first time in recording history produce true HD Audio MP3 music for record labels and recording Artists.

“Max Sound and their HD Audio™ has changed the sound of music forever in my books,” says Joe Bilotta – President of Flying Pig Productions. “My artist Tim Foust will release the first ever Max Sound HD Audio MP3 CD this week, and it is absolutely, hands down the most amazing sound I have heard in decades in the industry, and possibly ever. I give it a 200% in the ‘Wow!!’ factor.”

As part of the Recurring Revenue Partnership Program, Max Sound also benefits from the branding and placement of its logo on all packaging and promotional materials, including prominent display on all websites promoting or offering any or all of the audio tracks where the HD AUDIO™ process was used.

For more information about the Max Sound Recurring Revenue Partnership Program, contact John Blaisure, CEO of Max Sound at 888-777-1987 or visit Max Sound on the web at http://www.MaxSound.com

About Max Sound Corporation

Max Sound® is to audio what HD (High Definition) is to video. The Max Sound® HD Audio™ Process can convert any audio file to high definition quality while significantly reducing the file size.  Visit http://www.maxsound.com/benefits to watch several video demos to see the difference for yourself.

Max Sound® and HD Audio™ are registered trademarks of Max Sound Corporation.  All other trademarks are the property of their respective owners.

Safe Harbor Statement

Statements in this press release which are not purely historical, including statements regarding Max Sound's intentions, beliefs, expectations, representations, projections, plans or strategies regarding the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow or adequacy of capital resources, market acceptance risks, technical development risks, and other risk factors. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Max Sound disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release.

Equiti-trend Advisors LLC
Investor Contact: Brian Barnes
Phone: 858-436-3350
Email: admin1@equititrend.com

Max Sound Corporation
Company Contact: John Blaisure
Phone: 888-777-1987
Email: john@maxsound.com